UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    February 6, 2017

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Avenue, Suite 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 2.01	Completion of the Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

On February 6, 2017 Inuvo, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") by and among the Company, NetSeer Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and NetSeer, as seller. NetSeer provides visual monetization solutions for advertisers and publishers. Under the terms of the Asset Purchase Agreement, we acquired substantially all of the assets of NetSeer, and assumed certain specific liabilities and personnel obligations, in exchange for 3,529,000 shares of our common stock. Of this amount, 529,350 shares were deposited into escrow with our counsel under the terms of an Escrow Agreement (the "Escrow Agreement") pending possible post-closing adjustments in the purchase price related to working capital and audited financial statement adjustments, as well as in connection with possible indemnification claims post-closing. NetSeer is an accredited or otherwise sophisticated investor with access to business and financial information on our company and issuance of the shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) of that act.

At closing we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with NetSeer pursuant to which we agreed to file a registration statement to register the resale of the shares of our common stock issued as consideration in the acquisition within 45 days from the closing date. The shares of our common stock issued as consideration are subject to a 180 day lock-up agreement subject to certain limited transfers which will also be subject to the lock-up.

The foregoing descriptions of the terms and conditions of the Asset Purchase Agreement, the Escrow Agreement and Registration Rights Agreement are qualified in their entireties by references to these agreements which are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

Item 7.01    Regulation FD Disclosure.

On February 7, 2017 Inuvo, Inc. issued a press release announcing the acquisition of the assets of NetSeer. A copy of this press release is Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

The required financial statements will be filed under an amendment to this report within the time period prescribed by the applicable rules.

(b)    Pro forma financial information.

The required pro forma financial information will be filed under an amendment to this report within the time period prescribed by the applicable rules.

(d)    Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated February 6, 2017 by and among Inuvo, Inc., NetSeer Acquisition, Inc. and NetSeer, Inc.
10.2	Escrow Agreement dated February 6, 2017 by and among Inuvo, Inc., NetSeer Acquisition, Inc., NetSeer, Inc. and Pearlman Law Group LLP
10.3	Registration Rights Agreement dated February 6, 2017 by and between Inuvo, Inc. and NetSeer, Inc.
99.1	Press release dated February 7, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: February 7, 2017	By: /s/ John Pisaris
John Pisaris, Esq., General Counsel

Index of Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated February 6, 2017 by and among Inuvo, Inc., NetSeer Acquisition, Inc. and NetSeer, Inc.
10.2	Escrow Agreement dated February 6, 2017 by and among Inuvo, Inc., NetSeer Acquisition, Inc., NetSeer, Inc. and Pearlman Law Group LLP
10.3	Registration Rights Agreement dated February 6, 2017 by and between Inuvo, Inc. and NetSeer, Inc.
99.1	Press release dated February 7, 2017.

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